UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 14, 2021

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On April 14, 2021, Rezolute, Inc. (“Rezolute”) entered into a $30.0 million Loan and Security Agreement (the “Loan Agreement”) with Solar Investment Corp., fka Solar Capital Ltd. (“SLR”), as Collateral Agent (“Agent”), and the parties signing the Loan Agreement from time to time as Lenders, including SLR in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”). The Lenders have agreed to make available to Rezolute an aggregate principal amount of up to $30.0 million under the Loan Agreement. Rezolute plans to use the loan proceeds as working capital and to fund its general business requirements.

The Loan Agreement provides for a term loan commitment of $30.0 million in three tranches: (1) a $15.0 million term A loan that was funded on April 14, 2021; (2) a $7.5 million term B loan that is to be funded at the request of Rezolute, subject to certain conditions described in the Loan Agreement being satisfied, no later than January 25, 2022; and (3) a $7.5 million term C loan that is to be funded at the request of Rezolute, subject to certain conditions described in the Loan Agreement being satisfied, no later than September 25, 2022. Each term loan has a maturity date of April 1, 2026.

Each term loan bears interest at a floating per annum rate equal to (a) 8.75% plus (b) the greater of (1) the rate per annum published by the Intercontinental Exchange Benchmark Administration Ltd. for a term of one month and (2) 0.12% per annum. Rezolute is permitted to make interest-only payments on each term loan through May 1, 2023. The interest-only period can be extended to May 1, 2024, at Rezolute’s election, if Rezolute satisfies the conditions described in the Loan Agreement to fund the $7.5 million term C loan and no event of default shall have occurred. Rezolute will be required to make monthly payments of principal and interest commencing at the end of the interest-only period of the term loans. Monthly principal payments are to be paid in equal amounts on a pro rata basis to the Lenders.

Rezolute is obligated to pay the Lenders a non-refundable facility fee in the amount of 1.0% of each term loan that is funded. In addition, Rezolute is obligated to pay a final fee equal to 4.75% of the aggregate amount of the term loans funded, such final fee to be due and payable upon the earliest to occur of (1) the maturity date, (2) the acceleration of the term loans, and (3) the prepayment of the term loans.

Rezolute has the option to prepay all, but not less than all, of the outstanding principal balance of the term loans under the Loan Agreement. Rezolute must pay a prepayment premium upon any prepayment of the term loans before its maturity date, whether by mandatory or voluntary prepayment, acceleration or otherwise, equal to:

(a)   3.00% if the prepayment is made after April 14, 2021 through and including April 14, 2022;

(b)   2.00% if the prepayment is made after April 14, 2022 through and including April 14, 2023; and

(c)   1.00% if the prepayment is made after April 14, 2023 and prior to the maturity date.

Rezolute is also obligated to pay additional fees under the Exit Fee Agreement (the “Exit Fee Agreement”) dated as of April 14, 2021 by and among Rezolute, SLR as Agent, and the Lenders. The Exit Fee Agreement will survive the termination of the Loan Agreement and has a term of 10 years. Rezolute will be obligated to pay an exit fee equal to 4.00% of the principal amount of the term loans funded upon the occurrence, prior to April 13, 2031, of (a) any liquidation, dissolution or winding up of Rezolute, (b) a consolidation, merger or reverse merger of Rezolute with or into another entity or similar transaction which results in stockholders which were not stockholders of Rezolute immediately prior to such transaction owning more than 35% of the outstanding capital stock of the surviving entity; (c) a sale, lease, transfer, exclusive license, exchange, dividend or other disposition of all or substantially all of the assets of Rezolute; (d) the issuance and/or sale by Rezolute in one or a series of related transactions of shares of its common stock constituting more than 35% of the shares of its common stock outstanding immediately following such issuance to parties other than its then existing investors; and (e) any other form of acquisition or business combination where Rezolute is the target and where a change of control occurs such that the person that acquires Rezolute has the power to elect a majority of the board of directors of Rezolute as a result of such transaction.

No warrants were issued in connection with the Loan Agreement.

Rezolute’s obligations under the Loan Agreement are secured by a first-priority security interest in substantially all Rezolute’s assets, including its intellectual property. The Loan Agreement contains customary representations, warranties and covenants and also includes customary events of default, including payment defaults, breaches of covenants, and a default upon the occurrence of a material adverse change affecting Rezolute. Upon the occurrence of an event of default, a default interest rate of an additional 5.00% per annum may be applied to the outstanding loan balance, and the Lenders may declare all outstanding obligations immediately due and payable and exercise all their rights and remedies as set forth in the Loan Agreement and under applicable law.

The foregoing descriptions of the terms and conditions of the Loan Agreement and Exit Fee Agreement do not purport to be complete and are qualified in their entirety by the full text of the Loan Agreement and the Exit Fee Agreement, which are attached to this Report as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated into this Report by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Loan and Security Agreement, dated as of April 14, 2021 by and among Rezolute, Inc., Solar Investment Corp., as collateral agent and lender, and the other lenders named therein.

10.2	Exit Fee Agreement, dated as of April 14, 2021 by and among Rezolute, Inc., Solar Investment Corp., as collateral agent and lender, and the other lenders named therein.

99.1	Press release dated April 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: April 19, 2021	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer